EXHIBIT 99.3

FORM 4 JOINT FILER INFORMATION

Name:      William W. Singleton

Address:     11661 San Vicente Blvd, Suite 915

      Los Angeles, California 90049

Designated Filer:    Singleton Group LLC

Issuer and Ticker Symbol:   Unitrin, Inc. (UTR)

Date of Earliest Transaction Required

 to be Reported    June 15, 2005

06/17/05 2:41 PM  Draft

06/17/05 2:41 PM  Draft